FOX FACTORY HOLDING CORP.
2013 OMNIBUS PLAN

Restricted Stock Unit Award Agreement

Name of Participant:      [NAME]
Grant Date:          [DATE]

THIS AGREEMENT (the “Agreement”), is executed as of [DATE], between Fox Factory Holding Corp., a Delaware corporation (“Fox Factory” or the “Company”), and [NAME] (the "Participant"),a Canadian resident Employee of RFE Holding (Canada) Corp. (the "Employer"), an Affiliate of the Company, provided that the Company may rescind and nullify this Agreement and the award made hereunder if the Participant does not execute this Agreement within twenty-one (21) days after the date hereof.
RECITALS:
Fox Factory desires to carry out the purposes of Fox Factory Holding Corp. 2013 Omnibus Plan, as it may be amended and/or restated (the “Plan”), by affording the Participant a long-term incentive compensation opportunity as hereinafter provided.
In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Incorporation of Plan. The rights and duties of Fox Factory and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Grant of Award; Vesting.
a.Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant effective on the Grant Date, an award of [WRITTEN NUMBER] [(#)] Restricted Stock Units (this “Award”) representing an unfunded and unsecured agreement of the Company to (i) issue an aggregate of [WRITTEN NUMBER] [(#)] shares (the “Shares”) of common stock, par value $0.001 per share, of the Company or (ii) pay to the Participant an amount in cash equal to the Fair Market Value of such Shares on the relevant vesting date, as determined by the Committee in its absolute discretion, all subject to the terms and conditions set forth in this Agreement. With respect to any Shares that may be issued if the Committee so determines, the Participant shall have no rights as a Shareholder of the Company, until such Shares are issued pursuant to Section 5 below.
b.Subject to the terms of this Agreement and those of the Plan, this Award shall vest and the cash or Shares shall be paid or issued, as the case may be, in three equal installments over 3 years, determined with respect to the aggregate number of Restricted Stock Units designated in Section 2(a) above, as follows: 1/3 of the Award on [DATE], 1/3 of the Award on [DATE]and 1/3 of the Award on [DATE], provided that the Participant’s service with the Employer, its Affiliate and their subsidiaries has not ceased before the particular vesting date.
c.Except as provided in the Plan and in this Agreement, if the Participant's continuous service with the Employer ceases, this Award, to the extent not then vested, shall immediately terminate without consideration.
3.Vesting of Award. The Committee has sole authority (unless arbitrary and capricious) to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.
4.Forfeiture of Award. Except as set forth in Section 13(c) of the Plan, in the event that the continuous service of the Participant with the Employer or an Affiliate terminates for any reason and the Award has not vested pursuant to Section 2, then the Award, to the extent not vested as of the Participant’s termination of continuous service date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the

Award. The Committee (or its designee, to the extent permitted under this Agreement or the Plan) shall have sole discretion (unless arbitrary and capricious) to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of continuous service. For greater certainty, the date of termination of continuous service of a Participant specifically does not mean the date on which any statutory or common law severance period or any period of reasonable notice would expire.
5.Award Payout.
a.The Award and the number of Shares or cash payment that the Award represents shall, to the extent vested on each particular vesting date, be payable, and paid, in cash or in whole Shares as determined by the Committee in its absolute discretion, provided that the Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement in respect of the vesting and settlement of such Award. Notwithstanding the foregoing: the company shall not be obligated to deliver any Shares during any period when it determines that the settlement of vested Restricted Stock Units and the delivery of Shares hereunder would violate any federal, state or applicable laws and/or may issue Shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements;
b.Award payout shall, upon vesting of the Award, be made to the Participant (or in the event of the Participant’s death, to the Participant’s beneficiary or beneficiaries) through a cash payment or an issuance of that number of Shares designated in section 2 in respect of such vested Restricted Stock Units as soon as practicable, but in all cases within two and one-half (2-1/2) months following the applicable vesting date and on or prior to December 31 of the third calendar year following the year Grant Date.
6. Dividend Equivalents. As and when cash dividends are paid on Shares held by shareholders of Fox Factory, the Committee may determine that the Participant will be paid an amount equal to the cash dividend paid on a single Share, multiplied by the number of Restricted Stock Units of the Participant that have not been cancelled or forfeited prior to the record date of such dividend payment. Such dividend equivalent payments shall be paid in cash forthwith and shall be treated as employment income received by the Participant in the year of payment.
7. No Right to Continued Employment or Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of Fox Factory, the Employer or an Affiliate or affect in any way the right of Fox Factory, the Employer or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Committee, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service of the Participant with Fox Factory, the Employer or an Affiliate. The grant of the Award does not create any obligation on the part of Fox Factory, the Employer or an Affiliate to grant any further awards. So long as the Participant shall continue to be an employee of Fox Factory, the Employer or an Affiliate, the Award shall not be affected by any change in the duties or position of the Participant.
8. Nontransferability of Award and Shares. The Award, and any Award payout, shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer.
9. Superseding Agreement: Binding Effect. This Agreement supersedes any statements, representations or agreements of Fox Factory with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and Fox Factory or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.
10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.
11. Amendment and Termination, Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by Fox Factory of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law, and the Participant hereby consents to any such amendments to the Plan and this Agreement.

12. Withholding; Tax Matters.
Fox Factory, the Employer or an Affiliate shall report all income and withhold and remit all required local, state, federal, foreign income and other taxes and source deductions or other amounts (“applicable withholding taxes”) required to be withheld by any governmental authority or law in connection with the payment of cash, the issuance of Shares or the delivery of other property in settlement of RSUs and with respect to any dividend equivalent payments. Without limiting the generality of the foregoing, applicable withholding taxes may be deducted from the Participant’s remuneration or other amounts payable to the Participant; or the Participant may make a cash payment to the Employer or an Affiliate equal to the amount required to be remitted for the account of the Participant; notwithstanding the foregoing, with respect to an Award that the Committee determines to settle in Shares, the Committee will provide the Participant with notice of such determination, setting out a due date by which the Participant must notify the Committee that the Participant will fund the applicable withholding taxes by way of a cash payment to the Employer or an Affiliate or through payroll deductions. If the Participant fails to so notify the Committee by the date set out in the notice to the Participant, the Participant will be deemed to have directed Fox Factory, on behalf of the Employer, to (i) sell or repurchase, on behalf of the Participant, that number of Shares having a Fair Market Value as nearly equal as possible to the applicable withholding taxes and (i) remit the proceeds of such sale or repurchase to the relevant governmental authority for the account of the Participant; or withholding tax requirements may be satisfied by a combination of such methods.
Neither Fox Factory nor the Employer have any warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or the receipt of cash or other property or the issuance of any Shares to the Participant or otherwise, and the Participant is in no manner relying on Fox Factory, the Employer, or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award and that the Participant should consult a tax advisor. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own legal counsel, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that Fox Factory has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
13. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on the parties hereto.
14. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this Agreement and any other equity grant materials ("Data") by and among, as applicable, the Fox Factory, the Employer and any Affiliate employer for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Participant understands that Fox Factory and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in Fox Factory or the Employer, details of all equity or any other entitled to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to a third party (or third parties) to assist Fox Factory and the Employer with the implementation, administration and management of the Plan. The Participant understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes Fox Factory and the Employer, and any foregoing third party, and any other possible recipients which may assist Fox Factory or the Employer (whether presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon settlement of the Award. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later revokes his or her consent, the Participant’s employment status or Service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that Fox Factory or the Employer would not be able to grant restricted stock units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
15. Waiver of Plan Entitlement Rights. Notwithstanding anything in this Agreement to the contrary or any other agreement to the contrary, the Participant further agrees that (i) the Participant is not entitled to, and has no rights to, future Awards, (ii) any rights of the Participant to future Awards shall be in the sole discretion of Fox Factory and the Employer, (iii) either Fox Factory or the Employer may discontinue the granting of future Awards at any time, without notice and without the Participant’s consent, (iv) the Award is discretionary on behalf of Fox Factory or the Employer and is not related to the salary or any other contractual benefits granted to the Participant by the Employer, and therefore, any benefits derived from the Award will not under any circumstances be considered as an integral part of the Participant’s compensation, (v) the value of the Award will not be considered at any time for purposes of any severance calculations associated with the Participant, and (vi) the Participant understands and agrees that any modification to this Award shall not constitute a change or impairment of the terms and conditions of his or her employment with the Employer.
16. Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of Fox Factory, 6634 Highway 53, Braselton, GA 30517; Attention: Compensation Committee, and in the case of the Participant, to the last known address of the Participant as reflected in Fox Factory’s records.
17. Severability. The provisions of this Agreement are severable; and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18. Compliance with Laws, Restrictions on Award and Shares of Common Stock. Fox Factory may impose such restrictions on the Award and the shares of Common Stock or other benefits underlying the Award as it may deem advisable in order to comply with restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or shares of Common Stock. Notwithstanding any other provision in the Plan or this Agreement to the contrary, Fox Factory shall not be obligated to issue, deliver or transfer any shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). Fox Factory may cause a restrictive legend or legends to be placed on any certificate for shares of Common Stock issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
19. Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, Committees and permitted transferees and beneficiaries and Fox Factory and its successors and assigns.
20. Counterparts, Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
21. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, Fox Factory may reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to Fox Factory or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.
22. Adjustment of Award.
a.In the event of any change in the outstanding Shares by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options or Stock Appreciation Rights, and the numerical limits contained in

Section 4(a) of the Plan. Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.
b.Notwithstanding anything contained in the Plan or elsewhere in this Agreement to the contrary, (i) the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002), retains the right at all times to decrease or terminate the Award and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law; and (ii) in the event any legislation, regulation(s), or formal guidance require(s) any compensation payable under the Plan (including, without limitation, the Award) to be deferred, reduced, eliminated, or subjected to vesting, the Award shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal regulatory guidance.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of Fox Factory and by the Participant effective as of the day and year first above written.

FOX FACTORY HOLDING CORP.

By:

Name:

Its:

PARTICIPANT

Participant Name

Date Signed